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                                                                   Exhibit 10.15

                          JOINT DEVELOPMENT AGREEMENT

Purpose of Agreement
--------------------

The initial purpose of the Joint Development Agreement is to utilize the expertise of Pullman Industries in roll-formed products and Shiloh Industries in steel processing and stamped welded products to develop and market innovative products for OEM customers. Under the terms of this agreement Pullman Industries will be considered the sole source for roll-formed products and Shiloh Industries will be considered the sole source for Engineered Welded Blanks and metallic stamped products unless specifically designated by the OEM. In all instances, each company will endeavor to recommend each other as a supplier of their respective product capabilities.

Customer
--------

Shiloh Industries and Pullman Industries will negotiate on a project by project basis the relationship each other will have to the OEM customer. Generally, this will depend greatly on each company's product content for the project and which of the two companies has the best relationship with the customer. Whenever possible both companies will work with the customer together.

Pricing
-------

For new proposal pricing, Pullman and Shiloh will work together and agree upon pricing for joint development products. Whenever possible Shiloh and Pullman will present one price to the customer.

Statement of Work
-----------------

For any program under consideration for award both companies will generate a Statement of Work before the customer releases a purchase order. The SOW will outline the responsibilities of each party and the productivity improvement price reductions for each year. Once a SOW is agreed, its terms will prevail over any conflicting provisions of this agreement in connection with all matters pertaining to the specific program for which the SOW was prepared. All new assembly business awarded will be shared by both parties on a (50/50) basis.

Engineering Responsibilities
----------------------------

Shiloh and Pullman shall be responsible for the product design, analysis, program management and production launch costs of the respective components they will supply.

Responsibility for Defective Parts and Warranty
-----------------------------------------------

Shiloh and Pullman will jointly investigate potentially defective parts. After completing the investigation, a joint final resolution will be agreed upon and presented to the customer.
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Responsibility for Defective Parts and Warranty (continued)
-----------------------------------------------------------

Expenses associated with resolution of the defect will be borne by the company producing it. In the event of a dispute over responsibility, the dispute shall be resolved by the dispute resolution process hereinafter referred to.

Where a customer specifies that the supplier is required to assume warranty obligations, the parties will agree in the SOW on the terms of the warranty to be provided, and on the sharing of the warranty liability between the parties.

Between Shiloh and Pullman, each party's standard product warranty shall apply and, except as specifically provided herein, the exclusive remedy for breach of warranty shall be repair or replacement of any defective part or refund of the purchase price. Except for the reimbursement of out of pocket expenses and the indemnity for warranty costs caused by such party's defective parts, neither party shall be liable to the other for any other kind of damages including incidental and consequential damages.

Exclusivity
-----------

In order to encourage the parties to the Agreement to fully cooperate to provide customers integrated roll-formed and stamped assemblies and to achieve the anticipated efficiencies, and other benefits of the alliance, and to prevent any party from taking unfair advantage of the relationship the parties believe the following restrictions are necessary and reasonable.

During the term of the Agreement, with the exception of either a customer directed quote or a (50%) owned entity of Pullman, Pullman agrees to use Shiloh as its exclusive supply for Engineered Welded Blanks and stamped metallic componentry in the global marketplace.

Shiloh agrees that during the term of the Agreement, it will work exclusively with Pullman as its supply for products produced by roll-forming.

For greater certainty nothing in this Agreement shall be construed as prohibiting Pullman or Shiloh from supplying products directly to a motor vehicle manufacturer who determines these products apply only to one company's area of expertise.

Parties to Support and Promote Each Other
-----------------------------------------

Where a customer, who does not source stamped assemblies including roll-formed product as a system, requests Shiloh to quote on the supply of roll-formed parts, Shiloh agrees to actively promote Pullman Industries to the customer to give Pullman the opportunity to supply roll-formed products directly to the customer. Similarly, where such a customer approaches Pullman to quote stamped components and welded blank capabilities, Pullman agrees to actively promote Shiloh's stamped components and welded blank capabilities to the customer to give Shiloh the opportunity to supply stamped assemblies and welded blanks directly to the customer.

Confidentiality
---------------

It is agreed that any information provided by one party to the other during the term of the Agreement concerning the provider's business, technology, product and equipment design, manufacturing processes, business systems, suppliers and customers ("Confidential

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Confidentiality (continued)
---------------------------

Information") shall be treated by the recipient of the information in the strictest of confidence and shall be treated by the recipient in the same way it treats its own confidential proprietary information.

During the term of the Agreement and for a period of one year after termination of the Agreement, the recipient of Confidential Information agrees not to disclose such Confidential Information to anyone other than its officer, employees, agents and consultants who have a need to know the information and not to make any commercial use of the Confidential Information except only to further the objectives of the Agreement. The foregoing shall not apply to information that is known to the recipient at the time of disclosure; information that is publicly known or later made public knowledge through no wrongful act of the recipient; information received from a third party who is not prohibited from transferring the information by a contractual, legal or fiduciary obligation; and information independently developed by the recipient.

Dispute Resolution
------------------

It is recognized that the success of the Agreement will depend on mutual trust and each party always dealing with the other in the utmost of good faith. If a dispute shall arise which cannot be resolved at an operational level, that the Presidents of Shiloh and Pullman shall at the call of either President convene a meeting and resolve the dispute to their mutual satisfaction.

Termination of Agreement
------------------------

The Agreement shall ensure to the benefit of and be binding upon the parties and their respective successors and assigns. If a party's business focus changes such that it intends not to manufacture products used in the Agreement, then such party may withdraw from the Agreement by giving written notice to the other party; provided, however, that such withdrawing party shall complete the performance of any programs for which it has accepted purchase orders. If a party (i) fails to deliver products to or perform services for the customer at the times and in accordance with purchase orders of the customer or (ii) fails to perform any of its obligations pursuant hereto, then the party shall have a period of (3) months from the giving of the written notice to resolve the issues raised by the notifying party and during the said (3) month period both parties shall use their best good faith efforts to work cooperatively towards a resolution of the issues. If at the end of the (3) month period, the issues raised by the notifying party have not been resolved to the satisfaction of the notifying party, the notifying party may give the other party a further (3) month's notice of its intention to terminate the Agreement effective on the expiry of the second (3) month period. In addition, either party may terminate the Agreement upon written notice of termination if the other party becomes insolvent, makes an assignment in favor of creditors, enters bankruptcy or dissolution procedures sells all or substantially all of its assets to a third party or is acquired or amalgamated with a third party resulting in a change of control.

Continuing Independence of Parties
----------------------------------

Each party shall continue to have sole and exclusive responsibility for the management and operation of its business and for the products and services produced by it. In performing its obligation under the Agreement, each party is acting solely as an independent contractor.

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The foregoing terms set out the fundamental objectives of both parties in entering the Agreement and the basic group rules for getting started. No doubt our day to day operational experience under the Agreement will necessitate flexibility on both of our parts. Will good will on both sides, I am confident the Agreement will prove to be beneficial to both of our organizations. If you are in agreement with the above terms, please so indicate by signing and returning the enclosed copy of this letter.



By:  /s/ John Falcon     /Date 6/4/01   By: /s/ Authorized Signatory/Date:6/4/01
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    Shiloh Industries, Inc.                  Pullman Industries Inc.

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